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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated January 7, 2000, relating to the financial statements of InspecTech Corporation which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Atlanta, Georgia
January 20, 2000